TECHNOLOGY ACQUISITION AND FUNDING AGREEMENT

THIS AGREEMENT is dated for reference as of the 22 day of March, 2004.

BETWEEN:

TSI MEDICAL CORP.
a Nevada corporation
("TSI")

OF THE FIRST PART

AND:

EXELAR CORPORATION,
a Delaware corporation
("Exelar")

OF THE SECOND PART

AND:

EXELAR MEDICAL CORPORATION
a Nevada corporation
("OPCO")

OF THE THIRD PART

WHEREAS:

A.                Exelar has acquired and developed a technology utilizing super-conducting magnets to control therapeutic radiation doses delivered by photon linear accelerators (the "Technology").

B.                TSI is desirous of participating in the development and commercialization of the Technology by funding the acquisition and development of the Technology.

C.                Exelar and TSI have caused OPCO to be incorporated for the purposes of completing the development and commercialization of the Technology.

THE PARTIES HEREBY AGREE AS FOLLOWS:

ARTICLE 1.
DEFINITIONS

1.1		The following terms will have the following meanings for all purposes of this Agreement.

	(a)	"Agreement" shall mean this Agreement and all schedules and amendments to this Agreement;

(b)
"Apparatus" means an apparatus for control of therapeutic radiation doses using superconducting magnets described in the Patents and that incorporates any of the Patents, the Know- how and/or the Intellectual Property;

(c)	"Closing" means the closing of the Transactions described in paragraphs 2.2 and 3.1(a);

(d)	"Closing Date" means the 5th business day following the execution of this Agreement;

(e)	"Closing Documents" means the documents to be executed and/ or delivered by each respective party on Closing;

(f)	"Common Stock" means the common stock of OPCO, par value $0.001 per share;

(g)	"Employment Agreement" means the agreement attached hereto as Schedule F;

(h)
"Improvement" means any modification or variant of the Apparatus and the Invention, whether patentable or not, which, if manufactured, used, or sold, would fall within the scope of the Apparatus, the Invention or at least one claim of at least one of the Patents;

(i)
"Intellectual Property" means all copyrights, patent rights, trade secret rights, trade names, trademark rights, process information, technical information, designs, drawings, inventions and all other intellectual and industrial property rights of any sort related to or associated with Invention and the Apparatus;

(j)	"Invention" means the invention described in the Patents and embodied in the Apparatus";

(k)	"Inventor" means Len Reiffel.

(l)
"Know- how" means all know- how, knowledge, expertise, inventions, works of authorship, prototypes, technology, information, know- how, materials and tools relating thereto or to the design, development, manufacture, use and commercial application of the Invention and the Apparatus;

(m)
"Patents" means the Patents, patent applications and foreign patent applications described in Schedule A and any other patent that may be issued in connection with the Invention or the Apparatus or any Improvement;

(n)	"Promissory Note" means the Secured Promissory Note to be issued to the Inventor under the Technology Transfer Agreement

(o)	"Shareholders Agreement" means a unanimous shareholders agreement to be entered into between TSI and Exelar in the form attached hereto as Schedule D;

(p)	"Technology" means the Apparatus, the Invention, the Patents, the Know- How and the Intellectual Property;

(q)	Technology Transfer Agreement" means the agreement among OPCO, Exelar and the Inventor attached hereto as Schedule C;

1.2	The following schedules are attached to and form part of this Agreement:

	Schedule A	Description of Patents

	Schedule B	Intentionally Deleted

	Schedule C	Technology Transfer Agreement

	Schedule D	Shareholders Agreement

	Schedule E	Budget

	Schedule F	Employment Agreement

1.3	All dollar amounts referred to in this agreement are in United States funds, unless expressly stated otherwise.

ARTICLE 2.
PURCHASE AND SALE OF TECHNOLOGY

2.1                                    Exelar has contributed, assigned and transferred the Technology to OPCO in exchange for and in consideration for OPCO assuming Exelar's obligations under the Promissory Note and Technology Transfer Agreement and the issuance to Exelar of 2,280,000 shares of OPCO's common stock, par value $0.001.

2.2                                    Exelar and OPCO will enter into, and Exelar will cause the Inventor to enter into, the Technology Transfer Agreement at closing.

ARTICLE 3.
FUNDING BY TSI

3.1                                    TSI agrees to provide cash in same day funds of U.S. Dollars to OPCO as follows:

	(a)	$325,000 (the "Initial Funding") at Closing;

	(b)	a further $4,425,000 (the "Post Closing Funding") in tranches as follows:

		(i)	$575,000 on or before the date that is 90 days following closing;

		(ii)	$1,550,000 on or before the date that is 180 days following closing;

		(iii)	$1,000,000 on or before the date that is 270 days following closing; and

		(iv)	$1,300,000 on or before the date that is 360 days following closing.

Any payments made by TSI to Exelar under the Promissory Note, whether to pay the obligations thereunder or cure defaults thereunder, shall be credited against TSI's Post - Closing Funding obligations.

3.2		Subject to section 12 hereof, TSI shall be issued one common share of OPCO for each $2.00 of funding forthwith upon receipt of each tranche of funding.

3.3
Notwithstanding the dates set forth in section 3.1(b) above, OPCO may request such dates to be accelerated, upon 10 days written notice to TSI, if OPCO provides written affirmation that it has specific uses for such funds which are consistent with the overall purposes and uses of those funds in the future, provided that TSI shall not be obligated to so accelerate. purposes and uses of those funds in the future, provided that TSI shall not be obligated to so accelerate. v

ARTICLE 4.
EXPENDITURE OF TSI FUNDING

               4.1                      OPCO agrees to expend the funds provided by TSI substantially in accordance with the budget attached as Schedule E to this Agreement (the "Budget"), with the understanding that changes may need to be made based on unexpected events and based on the evolution of the commercialization process. Nothing contained herein shall in any event change the payment schedule of the Promissory Note unless agreed to in writing by TSI and Exelar.

               4.2                      The board of directors of OPCO may make changes to the Budget as they deem necessary to the proper development and commercialization of the Technology provided that no changes shall be made that would prevent OPCO from being able to make payment of the Promissory Note when such notes are due.

ARTICLE 5.
TSI ADDITIONAL FUNDING OPTION

               5.1                       In the event that, following completion of the entire amounts contemplated by the Post-Closing Funding by TSI, the Board (as defined in the Shareholders Agreement) determines that additional funding is required to complete the development and commercialization of the Technology, TSI shall have the option to provide an additional $1,500,000 of funding (the TSI Additional Funding") in consideration of the issuance to TSI of such number of common shares of OPCO as shall, after their issuance, when aggregated with the shares of OPCO previously acquired by TSI, result in TSI holding 60% of the issued and outstanding shares of OPCO. It is understood that the 60% figure assumes that there has been no future issuances of common stock, or instruments convertible into stock (such as warrants or options). The right to infuse the TSI Additional Funding shall expire two (2) years from the initial closing. If the Board determines that all or a portion of such TSI Additional Funding is needed, but determines that such TSI Additional Funding may be obtained from other source(s) more expeditiously and/or at a lower cost, the Board need not extend such option to TSI.

               5.2                      TSI shall provide the TSI Additional Funding within 30 days following receipt of notice from OPCO that its board of directors have determined that the funding is required from TSI. or else the provisions of section 5.1 shall be terminated, null and void

ARTICLE 6.
EXELAR OPTION

               6.1                      Upon the first to occur of (a) the completion of the Post-Closing Funding by TSI, (b) a default by TSI in making any investment of Post-Closing Funding, (c) March 1, 2005 or (d) the initial public offering of shares of TSI or any subsidiary thereof (an "IPO"), and prior to any TSI Additional Funding, Exelar shall have the option, exercisable by written notice to TSI, to convert up to 100% of its shares of OPCO into such number of common shares or shares convertible into common shares of TSI as shall, after their issuance, represent 49% (the "Conversion Percentage") of the number of issued and outstanding common shares and shares, options and other debt and equity instruments convertible into common shares of TSI then outstanding on a fully-diluted basis (the "Exelar Put Option").

               6.2                      In the event that Exelar exercises the Exelar Put Option and at the time of such exercise TSI shall have any options or warrants outstanding, Exelar shall be entitled to be issued options and warrants exercisable at the same price and on the same terms as the outstanding options and warrants such that, assuming all outstanding warrants and options were exercised, would result in Exelar and its directors, officers and shareholders maintaining its 49% interest in the outstanding common shares of TSI.

               6.3                      In the event that TSI (and its affiliates on a consolidated basis even if such affiliates are not actually consolidated) shall have current assets exceeding its current and long-term liabilities (as well as reasonable estimate of liabilities which are not recorded on the balance sheet of TSI) at the time Exelar exercises the Exelar Put Option, TSI will have the Option to distribute such excess to its existing securities holders prior to the issuance of its securities to Exelar. In the event that the difference in the preceding sentence is a negative number, then the Conversion Percentage shall be increased by 1% for every $43,750 which is negative (pro rated for partial percentages).

               6.4                      Prior to the exercise of the Exelar Put Option, (a) TSI shall make no dividends, distributions, spin-offs, split-offs or other sale, transfer or assignment of its stock in Techniscan Medical Systems, Inc. except that it may pledge the shares of Techniscan Medical Systems, Inc. in exchange for cash which will be used in part to fund the Purchase Price, (b) Exelar and its representatives and agents shall have the right to conduct a normal and complete due diligence of TSI and its subsidiaries and affiliates to fully and comprehensively understand TSI's business, assets, liabilities, financial condition and prospects and TSI shall provide normal and customary representations and warranties regarding TSI, its subsidiaries and affiliates and such information and (c) TSI shall keep Exelar informed regarding TSI's fundraising efforts and status, will give Exelar access to TSI and affiliates books and records, shareholder lists, financial statements and results of operations on a periodic basis, in a reasonable manner and so as not to be unduly burdensome or disruptive.

ARTICLE 7.
REPRESENTATIONS AND WARRANTIES OF EXELAR

Exelar represents and warrants to OPCO and TSI and acknowledges that OPCO and TSI are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement.

               7.1                      Organization and Good Standing. Exelar is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               7.2                      Authority. Exelar has all requisite corporate power and authority to execute and deliver this Agreement and any other Closing Documents to be signed by it, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and any other Closing Documents by Exelar and the consummation by Exelar of the transactions contemplated by this Agreement and any other Closing Documents have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Exelar are necessary to authorize such documents or to consummate the transactions contemplated thereby. This Agreement has been, and the Closing Documents when executed and delivered by Exelar as contemplated by this Agreement will be, duly executed and delivered by Exelar. This Agreement is and the Closing Documents will be valid and binding obligations of Exelar enforceable in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               7.3                      Noncontravention. Neither the execution, delivery and performance of this Agreement or the Closing Documents, nor the consummation of the transactions contemplated by this Agreement, will:

              (1)                      Conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration under any agreement to which Exelar is a party or by which the Technology are bound except for its obligations under that certain Subagreement No. 2000-106800-Exelar-Reiffel by and between National Medical Technology Testbed Inc. and Exelar (the "NMTB Agreement");

              (2)                      Violate any provision of the articles of incorporation or by-laws of Exelar; or

              (3)                      Violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Exelar or any of its respective property or assets.

               7.4                      Actions and Proceedings. There is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Exelar, threatened against Exelar which involves the Technology.

               7.5                      Compliance. Exelar is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation by it of, any statute, law, ordinance, regulation, rule, decree or other regulation applicable to the business or operations of Exelar.

               7.6                      Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Exelar of the transactions contemplated by this Agreement and the Closing Documents.

               7.7                      Property. Exelar is the beneficial owner of the Technology free and clear of any liens, charges or encumbrances and no other person has any interest in the Technology except for the rights of the Inventor under the Promissory Note.

               7.8                      Exelar understands that all shares of OPCO's common stock issued by OPCO and any shares that may be issued of TSI under paragraph 6.2 pursuant to this Agreement (the "Shares") will be governed by the following:

(1)
All Shares will be issued as "restricted shares", as contemplated by the Securities Act of 1933 (the "1933 Act"). Exelar acknowledges and agrees that the Shares have not been registered under the 1933 Act or applicable state "Blue Sky" laws and, therefore, the Shares may not be resold, transferred or hypothecated without the registration of the Shares, or an opinion of counsel satisfactory to OPCO to the effect that such registration is not necessary;

(2)	All certificates representing the Shares will be endorsed with the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, TRANSFERRED, PLEDGED OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION REQUIREMENTS." ;

(3)	All Shares will be issued to Exelar based on the representations and warranties of Exelar that:

(i) Exelar has not offered or sold the Shares within the meaning of the 1933 Act;

(ii)
Exelar is acquiring the Shares for its own account for investment, with no present intention of dividing any interest with others or of reselling or otherwise disposing of all or any portion of the same;

(iii)
Exelar does not intend any sale of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;

(iv)	Exelar has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Shares;

(r)	Exelar is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Shares;

(vi)	The Shares were offered to Exelar in direct communication and not through any advertisement of any kind;

(vii)	Exelar has the financial means to bear the economic risk of an investment in the Shares.

ARTICLE 8.
REPRESENTATIONS AND WARRANTIES OF TSI

TSI represents and warrants to Exelar and OPCO and acknowledges that Exelar and OPCO are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement.

               8.1                      Organization and Good Standing. TSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

               8.2                      Authority. TSI has all requisite corporate power and authority to execute and deliver this Agreement and any other Closing Documents to be signed by it, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and any other Closing Documents by TSI and the consummation by TSI of the transactions contemplated by this Agreement and any other Closing Documents have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of TSI are necessary to authorize such documents or to consummate the Transaction or the transactions contemplated thereby. This Agreement has been, and the Closing Documents when executed and delivered by TSI as contemplated by this Agreement will be, duly executed and delivered by TSI. This Agreement is and the Closing Documents will be valid and binding obligations of TSI enforceable in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Neither TSI has nor any of its shareholders are parties to any shareholder agreement, voting trust agreement, voting agreement, proxy, or similar agreement regarding the voting of any shares of TSI or any affiliate thereof and shall not enter into any such agreement without Exelar's prior written approval.

               8.3                      Noncontravention. Neither the execution, delivery and performance of this Agreement or the Closing Documents, nor the consummation of the Transaction, will:

               (1)                      Conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration under any agreement to which TSI is a party or by which its assets or properties are bound;

               (2)                      Violate any provision of the articles of incorporation or by-laws of TSI; or

               (3)                      Violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to TSI or any of its respective property or assets.

               8.4                      Actions and Proceedings. There is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of TSI, threatened against TSI which involves the Technology or its ability to provide the funding contemplated herein. TSI believes in good faith that it has access to the financing to timely fulfill its obligations under Article 3 hereof. TSI will use its best efforts to obtain the financing contemplated herein although it makes no guarantee that such financing will be obtained.

               8.5                      Compliance. TSI is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation by it of, any statute, law, ordinance, regulation, rule, decree or other regulation applicable to the business or operations of TSI. TSI and its affiliates and agents have complied with all Canadian, U.S. and state laws, rules and regulations in selling securities in TSI and raising funds which will be invested in OPCO pursuant to this Agreement.

               8.6                      Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by TSI of the transactions contemplated by this Agreement and the Closing Documents.

               8.7                      TSI acknowledges that all shares of OPCO's common stock issued by OPCO pursuant to this Agreement (the "Shares") will be governed by the following:

(1)
All Shares will be issued as "restricted shares", as contemplated by the Securities Act of 1933 (the "1933 Act"). Exelar acknowledges and agrees that the Shares have not been registered under the 1933 Act or applicable state "Blue Sky" laws and, therefore, the Shares may not be resold, transferred or hypothecated without the registration of the Shares, or an opinion of counsel satisfactory to OPCO to the effect that such registration is not necessary;

(2)	All certificates representing the Shares will be endorsed with the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, TRANSFERRED, PLEDGED OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.";

(3)	All Shares will be issued to TSI based on the representations and warranties of Exelar that:

	(i)	TSI has not offered or sold the Shares within the meaning of the 1933 Act;

	(ii)	TSI is acquiring the Shares for its own account for investment, with no present intention of dividing any interest with others or of reselling or otherwise disposing of all or any portion of the same;

(i)
TSI does not intend any sale of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non- occurrence of any predetermined event or circumstance;

(ii)	TSI has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Shares;

(b)	TSI is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Shares;

(vii)	The Shares were offered to TSI in direct communication and not through any advertisement of any kind;

(vii)	TSI has the financial means to bear the economic risk of an investment in the Shares.

ARTICLE 9.
REPRESENTATIONS AND WARRANTIES OF OPCO

As of the date hereof, OPCO represents and warrants to the Investor and acknowledges that the Investor is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement.

               9.1                      Organization and Good Standing. OPCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada contemplated by this Agreement.

               9.2                      Authority. OPCO has all requisite corporate power and authority to execute and deliver this Agreement and any other Closing Documents to be signed by it, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and any other Closing Documents by OPCO and the consummation by OPCO of the transactions contemplated by this Agreement and any other Closing Documents have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of OPCO are necessary to authorize such documents or to consummate the transactions contemplated thereby. This Agreement has been, and the Closing Documents when executed and delivered by OPCO as contemplated by this Agreement will be, duly executed and delivered by OPCO. This Agreement is and the Closing Documents will be valid and binding obligations of OPCO enforceable in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                9.3                      Capitalization of OPCO. The entire authorized capital stock of OPCO consists of 100,000,000 shares of Common Stock, of which no shares are issued and outstanding. Except for this Agreement and the Shareholders Agreement, there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating OPCO to issue any additional shares of the Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from OPCO any shares of Common Stock. There are no agreements other than the Shareholders Agreement purporting to restrict the transfer of the Common Stock or affecting the voting of the outstanding shares of Common Stock.

               9.4                      Valid Issuance of Purchased Securities. The Shares to be issued as contemplated by this Agreement, when issued, sold, paid for and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and will be free from restrictions on transfer other than restrictions on transfer under this Agreement and the Shareholders Agreement and under applicable state and federal securities laws.

               9.5                      Subsidiaries. OPCO does not have any subsidiaries as of the date hereof.

               9.6                      Noncontravention. Neither the execution, delivery and performance of this Agreement or the Closing Documents, nor the consummation of the Transaction, will:

               (1)                      Conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration under any agreement to which OPCO is a party or by which its assets or properties are bound;

               (2)                      Violate any provision of the articles of incorporation or by-laws of OPCO; or

               (3)                      Violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to OPCO or any of its respective property or assets.

               9.7                      Actions and Proceedings. There is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of OPCO, threatened against OPCO.

               9.8                      Compliance. OPCO is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation by it of, any statute, law, ordinance, regulation, rule, decree or other regulation applicable to the business or operations of OPCO.

               9.9                      Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by OPCO of the transactions contemplated by this Agreement and the Closing Documents except under the NMTB Agreement.

               9.10                     Real Property. OPCO does not own any real property.

               9.11                      Material Assets & Liabilities. OPCO does not have and will not have at Closing any material assets or liabilities other than those to be acquired by it under this Agreement and the other Closing Documents.

               9.12                      No Brokers. OPCO has not incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by this Agreement.

               9.13                      Minute Books. The minute books of OPCO contain a complete summary of all meetings of directors and shareholders since the time of incorporation of such entity and reflect all transactions referred to in such minutes accurately in all material respects.

               9.14                      Completeness of Disclosure. No representation or warranty by OPCO in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

ARTICLE 10.
CLOSING CONDITIONS

               10.1                      Conditions Precedent to Closing by Exelar. The obligation of Exelar to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the conditions set forth below in favour of Exelar, unless any such condition is waived by Exelar at the Closing.

                              (a)                       Representations and Warranties. The representations and warranties of OPCO and TSI set forth in this Agreement will be true, correct and complete in all material respects as of the Closing Date, as though made on and as of the Closing Date.

                              (b)                        Performance. All of the covenants and obligations that OPCO and TSI are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. OPCO and TSI must have delivered each of the documents required to be delivered by OPCO and TSI pursuant to this Agreement.

                              (c)                       Closing Documents. This Agreement and all Closing Documents to be executed by OPCO and TSI, as necessary or reasonably required to consummate the transactions contemplated by this Agreement in accordance with this Agreement, will have been executed and delivered to Exelar.

                              (d)                      Amendment to the NMTB Agreement. The NMTB Agreement shall have been amended to provide that NMTB:

                              (i)                      has no further rights under the NMTB Agreement including without limitation any rights to the T echnology, or to any equity in Exelar or OPCO, or to any royalties or rights to receive any fees, royalties, costs or expenses from Exelar or OPCO except as set froth in clauses (ii) and (iii) below;

                              (ii)                      OPCO shall pay NMTB the sum of $100,000 on or before the date that is ninety (90) days following the Closing; and

                              (iii)                    OPCO shall pay a royalty (the "Royalty") to NMTB equal to 3.5% of OPCO's Net Sales (as defined) from sales or licenses of any products (the "Products") sold or licensed by OPCO which Products have been directly made, used or sold as a result of the Technology. Notwithstanding the foregoing, the aggregate Royalty shall not exceed $1 million and all obligations hereunder shall terminate and be null and void when and if such sum has been received by NMTB or its successor or assigns. The Royalty shall be paid quarterly within 45 days after the end of the preceding calendar quarter. "Net Sales" shall mean gross sales from the Products less returns, allowances, shipping and handling, insurance, sales and related taxes, and similar deductions.

               10.2                      Conditions Precedent to Closing by TSI. The obligation of TSI to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the conditions set forth below in favour of TSI, unless any such condition is waived by TSI at the Closing.

                              (a)                       Representations and Warranties. The representations and warranties of Exelar and OPCO set forth in this Agreement will be true, correct and complete in all material respects as of the Closing Date, as though made on and as of the Closing Date.

                              (b)                      Performance. All of the covenants and obligations that Exelar and OPCO are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Exelar and OPCO must have delivered each of the documents required to be delivered by Exelar and OPCO pursuant to this Agreement

                              (c)                      Closing Documents. This Agreement and all Closing Documents to be executed by Exelar, OPCO and the Inventor, as necessary or reasonably required to consummate the transactions contemplated by this Agreement in accordance with this Agreement, will have been executed and delivered to TSI.

                              (d)                      Amendment to the NMTB Agreement. The NMTB Agreement shall have been amended to provide that NMTB:

                              (i)                      has no further rights under the NMTB Agreement including without limitation any rights to the Technology, or to any equity in Exelar or OPCO, or to any royalties or rights to receive any fees, royalties, costs or expenses from Exelar or OPCO except as set froth in clauses (ii) and (iii) below;

                              (ii)                     OPCO shall pay NMTB the sum of $100,000 on or before the date that is ninety (90) days following the Closing; and

                              (iii)                     OPCO shall pay a royalty (the "Royalty") to NMTB equal to 3.5% of OPCO's Net Sales (as defined) from sales or licenses of any products (the "Products") sold or licensed by OPCO which Products have been directly made, used or sold as a result of the Technology. Notwithstanding the foregoing, the aggregate Royalty shall not exceed $1 million and all obligations hereunder shall terminate and be null and void when and if such sum has been received by NMTB or its successor or assigns. The Royalty shall be paid quarterly within 45 days after the end of the preceding calendar quarter. "Net Sales" shall mean gross sales from the Products less returns, allowances, shipping and handling, insurance, sales and related taxes, and similar deductions.

               10.3                      Conditions Precedent to Closing by OPCO. The obligation of OPCO to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the conditions set forth below in favour of OPCO, unless any such condition is waived by OPCO at the Closing.

                              (a)                      Representations and Warranties. The representations and warranties of Exelar and TSI set forth in this Agreement will be true, correct and complete in all material respects as of the Closing Date, as though made on and as of the Closing Date.

                              (b)                      Performance. All of the covenants and obligations that Exelar and TSI are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Exelar and TSI must have delivered each of the documents required to be delivered by Exelar and TSI pursuant to this Agreement

                              (c)                      Closing Documents. This Agreement and all Closing Documents to be executed by Exelar, TSI and the Inventor, as necessary or reasonably required to consummate the transactions contemplated by this Agreement in accordance with this Agreement, will have been executed and delivered to OPCO.

ARTICLE 11.
CLOSING

               11.1                      Closing. The Closing shall take place on the Closing Date at the offices of OPCO or at such other location as agreed to by the parties (or by fax, mail or other means). Notwithstanding the location of the Closing, each party agrees that the Closing may completed by the exchange of undertakings between the respective legal counsel for Exelar and TSI, provided such undertakings are satisfactory to each party's respective legal counsel.

               11.2                      Closing Deliveries of Exelar. At Closing, Exelar will deliver or cause to be delivered the following, fully executed and in form and substance reasonably satisfactory to TSI and OPCO:

(a)
copies of all resolutions and/or consent actions adopted by or on behalf of the boards of directors of Exelar evidencing approval of this Agreement, the transactions contemplated by this Agreement, the Technology Transfer Agreement and the Shareholders Agreement;

(b)
a certificate of an officer of Exelar, dated as of Closing, certifying that (i) each covenant and obligation of Exelar has been complied with in all material respects; and (ii) each representation, warranty and covenant of Exelar is true and correct in all material respects at the Closing as if made on and as of the Closing;

(c)	the Shareholders Agreement, executed by Exelar;

(d)	the Technology Transfer Agreement executed by the Inventor and Exelar;

(e)	the opinion of legal counsel to Exelar as to the due authorization, execution, delivery and enforceability of this Agreement and the other Closing Documents;

(f)	the Employment Agreement executed by Len Reiffel;

               11.3                      Closing Deliveries of TSI. At Closing, TSI will deliver or cause to be delivered to OPCO & Exelar the following, fully executed and in form and substance reasonably satisfactory to OPCO & Exelar:

(a)
copies of all resolutions and/or consent actions adopted by or on behalf of the boards of directors of TSI evidencing approval of this Agreement, the transactions contemplated by this Agreement, the Technology Transfer Agreement and the Shareholders Agreement;

(b)
a certificate of an officer of TSI, dated as of Closing, certifying that (i) each covenant and obligation of TSI has been complied with; and (ii) each representation, warranty and covenant of TSI is true and correct in all material respects at the Closing as if made on and as of the Closing;

(c)	the Shareholders Agreement, executed by TSI;

(d)	the opinion of legal counsel to TSI as to the due authorization, execution, delivery and enforceability of this Agreement and the other Closing Documents; and

(e)	a check payable to OPCO for the Initial Funding.

               11.3                      Closing Deliveries of OPCO. At Closing, OPCO will deliver or cause to be delivered to TSI, Exelar, and the Inventor the following, fully executed and in form and substance reasonably satisfactory to TSI, Exelar, and the Inventor:

(a)
copies of all resolutions and/or consent actions adopted by or on behalf of the boards of directors of OPCO evidencing approval of this Agreement, the transactions contemplated by this Agreement, the Technology Transfer Agreement and the Shareholders Agreement;

(b)
a certificate of an officer of OPCO, dated as of Closing, certifying that (i) each covenant and obligation of OPCO has been complied with in all material respects; and (ii) each representation, warranty and covenant of OPCO is true and correct in all material respects at the Closing as if made on and as of the Closing;

(c)	the Shareholders Agreement, executed by OPCO;

(d)	the opinion of legal counsel to OPCO as to the due authorization, execution, delivery and enforceability of this Agreement and the other Closing Documents;

(e)	the Promissory Note in favour of the Inventor;

(f)	the Share Certificates for the shares to be issued to Exelar under the Technology Transfer Agreement; and

(g)	the Share Certificates for the shares to be issued to TSI in respect of the Initial Funding.

ARTICLE 12.
TSI DEFAULT

               12.1                      TSI shall provide written notice to Exelar and OPCO at least 30 days prior to a Post-Closing Funding date, that TSI believes that it is likely to be in default on such payment date and the approximate number of days it expects to be in default. In the event that TSI shall fail to provide any of the Post-Closing Funding in a timely manner as contemplated by paragraph 3.2, Exelar shall have the option to provide a notice of default to TSI.

               12.2                      In the event that TSI shall not cure any default within 20 days of receipt by TSI of a notice of default in accordance with paragraph 12.1 above, unless OPCO and Exelar shall otherwise agree in writing, TSI shall forfeit its rights to provide any further funding and acquire any additional shares of OPCO under this Agreement. In addition, Exelar may elect one or more of the following remedies: (a) Exelar may cause OPCO to reclassify all shares of common stock of OPCO owned by TSI and its transferees into non-voting shares (and TSI will cooperate with Exelar and vote in accordance with Exelar's request to amend OPCO's articles of incorporation to provide for such non-voting shares), (b) in the event of a default under sections 3.1(b)(i) or (ii) hereof, OPCO may issue new shares to Exelar at no cost in an amount to bring Exelar to a percentage ownership of the common shares of OPCO equal to the percentage ownership in OPCO which Exelar would have owned had the price per share set forth in section 3.2 hereof been $3 per share instead of $2, (c) in the event of a default under sections 3.1(b)(iii) or (iv) hereof, OPCO may issue new shares to Exelar at no cost in an amount to bring Exelar to a percentage ownership of the common shares of OPCO equal to the percentage ownership in OPCO which Exelar would have owned had the price per share set forth in section 3.2 hereof been $2.50 per share instead of $2 and (d) all TSI designees to the Board of Directors of OPCO (and all subsidiaries thereof) shall be removed and replaced with designees by Exelar,.

               12.3                      In the event that TSI's rights to provide funding are terminated or Exelar avails itself of any of the remedies as set out in paragraph 12.2 above, the Shareholders Agreement shall, upon Exelar's written notice, terminate (except for section 15 thereunder with respect to TSI) and TSI's rights in respect of OPCO shall be limited to those afforded minority shareholders by law.

ARTICLE 13.
TERMINATION

               13.1                      Termination. This Agreement may be terminated at any time prior to the Closing by:

               (a)                      Mutual written agreement of TSI and Exelar;

               (b)                      Exelar, if there has been a breach by TSI or OPCO of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of TSI or OPCO that is not cured, to the reasonable satisfaction of Exelar, within five business days after notice of such breach is given by Exelar (except that no cure period will be provided for a breach by the Company that by its nature cannot be cured);

               (c)                      TSI, if there has been a breach by Exelar or OPCO of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Exelar or OPCO that is not cured by Exelar or OPCO, to the reasonable satisfaction of TSI, within five business days after notice of such breach is given by TSI (except that no cure period will be provided for a breach by the Investor that by its nature cannot be cured); or

               (d)                      any of the parties transactions contemplated by this Agreement have not been consummated prior to or on March 31, 2004, unless the parties agree to extend such date and which date may be extended to April 30, 2004 to receive any necessary consents and amendments to the NMTB Agreement.

               13.2                      Effect of Termination. In the event of the termination of this Agreement as provided in Section 13.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

ARTICLE 14.
MISCELLANEOUS PROVISIONS

               14.1                      Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representation, warranties and agreements will survive the Closing Date and continue in full force and effect until the two (2) year anniversary of the Closing Date.

               14.2                      Further Assurances. Each of the parties hereto will cooperate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

               14.3                      Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

               14.4                      Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

               14.5                      Entire Agreement. This Agreement, the exhibits, schedules attached hereto and the other Closing Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

               14.6                      Severability. If one or more provisions of this Agreement or any Closing Document is held to be unenforceable under applicable law, such provision will be excluded from the respective Agreement or Closing Document and the balance of this Agreement or Closing Document, as applicable, will be enforceable in accordance with its terms.

               14.                      7 Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier (fare prepaid) e-mail to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

               If to Exelar:

                               EXELAR CORPORATION
                               602 Deming Place
                               Chicago, IL 60614
                               Facsimile: •773-871-0171
                               E-Mail: lreiffel@aol.com

               With a copy (which will not constitute notice) to:

                              Gould & Ratner
                               222 N. LaSalle Street
                              Suite 800
                              Chicago, IL 60601
                              Facsimile: 312-236-3241
                              E-Mail: ftannenbaum@gouldratner.com
                              Attention: Fredric D. Tannenbaum

               If to TSI:

                              TSI MEDICAL CORP.
                              810 Peace Portal Drive, Suite 202
                              Blaine, WA 98230
                              Facsimile: 360-•

               With a copy (which will not constitute notice) to:

                               Stephen F.X. O'Neill
                              O'Neill & Taylor PLLC
                              435 Martin Street, Suite 1010
                              Blaine, WA 98230
                              604-687-5792 / 360-332-3300
                              604-687-6650 / 360-332-2291 (fax)
                              "son@stockslaw.com"

               If to OPCO:

                               Logan B. Anderson
                              810 Peace Portal Drive
                              Suite 203
                              Blaine, WA 98230

               With a copy (which will not constitute notice) to:

                               Cane & Associates
                              3199 E. Warm Springs Road, Suite 200
                              Las Vegas, NV 89120

All such notices and other communications will be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, and (b) in the case of a fax, e-mail or delivery by internationally-recognized express courier, one business day after such notice or communications has been sent

               14.8                      Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

               14.9                      Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

               14.10                     Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

               14.11                     Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein. All actions brought to interpret or enforce this Agreement shall be exclusively brought either in the courts located in Seattle, Washington or in Chicago, Illinois and each party waives any defenses regarding lack of personal jurisdiction, lack of venue or forum non conveniens.

               14.12                      Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

               14.13                      Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

               14.14                      Fax or E-Mail Execution. This Agreement may be executed by delivery of executed signature pages by fax or e-mail and such fax or e-mail execution will be effective for all purposes provided that the signatories will promptly provide originals to the other signatories.

               14.15                      Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

               14.16                      Independent Legal Advice. Exelar acknowledges that O'Neill & Taylor PLLC have acted solely for TSI in the negotiation and execution of this Agreement and Exelar has received the independent legal advice of its independent legal counsel.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

EXELAR CORPORATION a Delaware corporation by its authorized signatory:

/s/ Leonard Reiffel
Signature of Authorized Signatory

Name of Authorized Signatory

Position of Authorized Signatory

TSI MEDICAL CORP. a Nevada corporation by its authorized signatory:

/s/ Harold C. Moll
Signature of Authorized Signatory

Name of Authorized Signatory

Position of Authorized Signatory

EXELAR MEDICAL CORPORATION a Nevada corporation by its authorized signatory:

/s/ Logan B. Anderson
Signature of Authorized Signatory

Name of Authorized Signatory

Position of Authorized Signatory

SCHEDULE A
To
Technology Acquisition and Funding Agreement
Among Exelar Corporation and
TSI Medical Corp. and OPCO
Dated March 22, 2004

DESCRIPTION OF PATENTS

PATENTS AND PATENT APPLICATIONS

1.	US Provisional 60/506,792 "HYDRA"

2.	US Provisional 60/472,080 "SOCC"

3.	US Patent 5,974,112--"SHIELD"

4..	European Patent Appln No 98960301.4 "SHIELD-EPO"

SCHEDULE B
To
Technology Acquisition and Funding Agreement
Among Exelar Corporation and
TSI Medical Corp. and OPCO
Dated March 22, 2004

INTENTIONALLY DELETED

SCHEDULE C
To
Technology Acquisition and Funding Agreement
Among Exelar Corporation and
TSI Medical Corp. and OPCO
Dated March 22, 2004

TECHNOLOGY TRANSFER AGREEMENT

TECHNOLOGY TRANSFER AGREEMENT

THIS AGREEMENT made effective as of the • day of March, 2004, between:

AMONG:

EXELAR CORPORATION, a Delaware corporation of 602 Deming Place, Chicago, IL 60614

(hereafter called "Exelar")

AND:

LEN REIFFEL, of 602 Deming Place, Chicago, IL 60614

(hereafter called the "Inventor")

AND:

EXELAR MEDICAL CORPORATION, a Nevada corporation having its registered address at 3199 E. Warm Springs Road, Suite 200 Las Vegas, NV 89120

(hereafter called "OPCO")

WHEREAS:

I.	Exelar is the owner of an invention and related apparatus that has been granted and has applied for United States and foreign patents which invention is held in the name of the Inventor.

II.
The parties have agreed to enter into this agreement to reflect the sale by Exelar and the purchase by OPCO of all property, including all patents, know -how and intellectual property, relating to the invention and the apparatus.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

DEFINITIONS

1.	In this Agreement:

(a)
"Apparatus" means an apparatus for control of photon beam therapeutic radiation doses using superconducting magnets described in the Patents and that incorporates any of the Patents, the Know-how and/or the Intellectual Property;

(b)
"Improvement" means any modification or variant of the Apparatus and the Invention, whether patentable or not, which, if manufactured, used, or sold, would fall within the scope of the Apparatus, the Invention or at least one claim of at least one of the Patents;

(c)
"Intellectual Property" means all copyrights, patent rights, trade secret rights, trade names, trademark rights, process information, technical information, contract rights and obligations including those under that certain Subagreement No. 2000-106800-Exelar -Reiffel by and between National Medical Technology Testbed Inc. and Exelar (the "NMTB Agreement"), designs, drawings, inventions and all other intellectual and industrial property rights of any sort related to or associated with Invention and the Apparatus;

	(d)	"Invention" means the inventions described in the Patents and embodied in the Apparatus;

	(e)	"Inventor" means Len Reiffel;

(f)
"Know-how" means all know-how, knowledge, expertise, inventions, works of authorship, prototypes, technology, information, know-how, materials and tools relating thereto or to the design, development, manufacture, use and commercial application of the Invention and the Apparatus;

	(g)	"Patents" means the Patents and patent applications described in Schedule A and any other patent that may be issued in connection with the Invention or the Apparatus or any Improvement;

	(h)	"Technology" means the Apparatus, the Invention, the Patents, the Know-How and the Intellectual Property.

TRANSFER BY EXELAR

2.

(a)
Subject to the terms and conditions of this Agreement, and the delivery of the consideration as provided in this Agreement, Exelar hereby sells, assigns and transfers to OPCO all of the Exelar's right, title and interest in and to the Technology including the following assets free and clear of all liens, charges, encumbrances and security interests except for any rights of National Medical Technology Testbed Inc. under the NMTB Agreement and Promissory Note:

	(i)	the Invention;

	(ii)	the Apparatus;

	(iii)	the Patents;

	(iv)	the Know-how;

	(v)	the Intellectual Property.

(b)
Exelar and the Inventor agree to assist OPCO in every legal way to evidence, record and perfect the assignment evidenced by this Agreement and to apply for and obtain recordation of and from time to time enforce, maintain, and defend the assigned rights. To the extent that any of the Intellectual Property is a provisional patent, Inventor will cooperate with Exelar and the U.S. Patent and Trademark Office to attempt to obtain a final grant of said provisional patents and, to the extent any such provisional patents are actually issued in Inventor's name, Inventor shall promptly assign and transfer, for no cost (except the filing and recordation fees which will be borne by OPCO), to OPCO. If OPCO is unable for any reason whatsoever to secure Exelar or the Inventor's signatures to any document it is entitled to under this Agreement, Exelar and the Inventor hereby each irrevocably designate and appoint OPCO and its duly authorized officers and agents, as their respective agents and attorneys -in- fact with full power of substitution to act for and on their behalf and instead of each of Exelar and the Inventor, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by each of Exelar and the Inventor.

(c)
If, after the date of this Agreement, Exelar or the Inventor develops or discovers, or is a co-developer or co-discoverer of any Improvement, then the Inventor or Exelar shall promptly sell, assign and transfer the Improvement to OPCO without the payment of any additional payment or consideration.

(d)	OPCO will have full control and discretion over the manufacturing of the Apparatus, including the selection and specification of components and materials.

(e)	OPCO will have full control and discretion over the marketing and commercial exploitation of the Apparatus, the Invention, Patents, Know-how and Intellectual Property.

(f)
Exelar and the Inventor shall communicate to OPCO all Know-how and Intellectual Property in the possession of Exelar and the Inventor reasonably relevant to the design, manufacture, marketing, and use of the Apparatus and the Invention. Exelar and the Inventor will continue to communicate to OPCO all such further Know-how and Intellectual Property as comes into Exelar or the Inventor's possession.

(g)
All Know-how and technical information in the possession of Exelar and the Inventor reasonably relevant to the design, manufacture, marketing, and use of the Apparatus shall be deemed to be confidential information. Exelar and the

Inventor shall not disclose or authorize the disclosure of such information to any third party, except as expressly permitted by OPCO in writing. Exelar and the Inventor shall take reasonable precautions to prevent the unauthorised disclosure to third parties of all such confidential information.

(h)
The obligations of Exelar and Inventor hereunder are subject to and conditioned on compliance in full, after all applicable cure periods, by OPCO under the Promissory Note (as defined under the Funding Agreement). In the event of a default under the Promissory Note, after all applicable cure periods, Inventor may terminate and cancel its obligations under this Agreement and receive an immediate reconveyance by OPCO of its respective conveyances, free and clear of all liens, claims, security interests and encumbrances of the Patents (together with any Improvements thereon and Intellectual Property related thereto) as indicated on Schedule A., of the Patents of Inventor. If in such case Inventor is unable for any reason whatsoever to secure OPCO's signatures to any document it is entitled to under this section, OPCO hereby irrevocably designate and appoint Inventor and its duly authorized officers and agents, as their respective agents and attorneys -in-fact with full power of substitution to act for and on their behalf and instead of OPCO, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by OPCO.

CONSIDERATION

3.

	(a)	The consideration of the sale, assignment and transfer of the Invention, Apparatus, Patents, Know-how and Intellectual Property, shall be as follows:

		(i)	the assumption by OPCO of Exelar's obligation to pay the Inventor $500,000 in respect of the acquisition of the Technology from the Inventor (the "Exelar Obligation");

		(ii)	the issuance by OPCO to Exelar of a total of 2,280,000 shares of its common stock (the "Shares") on execution of this Agreement.

	(b)	All shares of OPCO's common stock issued by OPCO pursuant to this Agreement (the "Shares") will be governed by the following:

(i)
All Shares will be issued as "restricted shares", as contemplated by the Securities Act of 1933 (the "1933 Act"). Exelar acknowledges and agree that the Shares have not been registered under the 1933 Act or applicable state "Blue Sky" laws and, therefore, the Shares may not be resold, transferred or hypothecated without the registration of the Shares, or an opinion of counsel satisfactory to OPCO to the effect that such registration is not necessary;

(ii)	All certificates representing the Shares will be endorsed with the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, TRANSFERRED, PLEDGED OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.";

(iii)	All Shares will be issued to Exelar based on the representations and warranties of Exelar that:

	(A)	Exelar has not offered or sold the Shares within the meaning of the 1933 Act;

(B)
Exelar is acquiring the Shares for its own account for investment, with no present intention of dividing any interest with others or of reselling or otherwise disposing of all or any portion of the same;

(C)
Exelar does not intend any sale of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non -occurrence of any predetermined event or circumstance;

	(D)	Exelar has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Shares;

	(E)	Exelar is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Shares;

	(F)	The Shares were offered to Exelar in direct communication between Exelar and OPCO and not through any advertisement of any kind;

	(G)	Exelar has the financial means to bear the economic risk of an investment in the Shares.

ACCEPTANCE OF ASSUMPTION BY INVENTOR

4.
The Inventor hereby consents and accepts the assumption of the Exelar Obligation by OPCO and agrees to extinguish the liability of Exelar to him in consideration of the issuance at closing of promissory notes of OPCO in favour of the Inventor as follows:

(i)
a promissory note in the principal amount of $200,000 payable with no interest on the date which is 90 days following closing and a payment in the principal amount of $300,000 payable with no interest on the date which is 180 days following closing.

PATENTS

5.
The Inventor agrees to execute assignments of the Patents, including any patent applications, in forms registerable with the applicable Patent authorities, at closing and without the payment of any further amount to Inventor. OPCO will undertake all steps and incur all expenses to maintain the Patents in good standing with the United States Patent Office. OPCO will pursue the granting of any patents pending and foreign patents with respect to the Patents in Canada, the European Economic Community, Australia and Japan and such other jurisdictions as the parties may agree with respect to the HYDRA and SOCC Patents. The Inventor will assist OPCO in pursuing the granting of foreign patents.

WARRANTIES AND REPRESENTATIONS

6.

	(a)	The Inventor and Exelar jointly and severally warrant and represent to OPCO that:

(i)
Exelar is the sole owner of the Invention, the Apparatus, the Patents, the Know-how and the Intellectual Property free and clear of all liens, charges, encumbrances and security interests except for the NMTB Agreement;

		(ii)	the Inventor holds the Patents in his name as trustee for Exelar;

(iii)
Exelar has the power to sell, assign and transfer all of its right, title and interest in and to the Invention, the Apparatus, the Patents, the Know-how and the Intellectual Property to OPCO except for rights under the NMTB Agreement;

		(iv)	Exelar and the Inventor have not made, granted or entered into any assignment, encumbrance, license or other agreement affecting the

Invention, the Apparatus, the Patents, the Know- how and the Intellectual Property except pursuant to the NMTB Agreement;

(v)
Exelar and the Inventor are not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by the ownership, development, manufacture, sale or use of the Invention, the Apparatus, the Patents, the Know-how and the Intellectual Property;

(vi)	the use of the Apparatus by Exelar and the Inventor has never given rise to any complaint alleging infringement of any patent, trademarks or other intellectual property rights of any other person;

(vii)
Exelar and the Inventor were not acting within the scope of employment of any third party when conceiving, creating or otherwise performing any activity with respect to the Invention, the Apparatus, the Patents, the Know-how and the Intellectual Property;

(viii)
Exelar and the Inventor are not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent pendings relating to the Invention, the Apparatus, the Patents, the Know-how and the Intellectual Property;

(ix)	The Patents, including any patent applications, have been filed with the appropriate Patent authorities in accordance with all required laws and regulations and are in good standing.

JOINT AND SEVERAL OBLIGATIONS

7.	All obligations, agreements and representations and warranties of the Inventor and Exelar in this Agreement are joint and several.

ENTIRE AGREEMENT

8.
This Agreement constitutes the entire agreement between the parties, relating to the subject matter hereof and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise.

GOVERNING LAW

9.
This Agreement shall be construed in accordance with, and governed by, the laws of the State of Nevada. All actions brought to interpret or enforce this Agreement shall be exclusively brought either in the courts located in Seattle, Washington or in Chicago, Illinois and each party waives any defenses regarding lack of personal jurisdiction, lack of venue or forum non conveniens.

HEADINGS

10.	The headings are inserted solely for convenience of reference and shall not be deemed to restrict or modify the meaning of the Articles to which they pertain.

MODIFICATION AND WAIVER

11.
No cancellation, modification, amendment, deletion, addition or other change in this Agreement or any provision hereof, or waiver of any right or remedy hereby provided, shall be effective for any purpose unless specifically set forth in writing, signed by the party to be bound thereby. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

FURTHER ASSURANCE

12.	The Parties shall execute such further documents and do such further things as may be necessary to give full effect to the provisions of this Agreement and the intent embodied herein.

GENDER

13.	Words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals and vice versa.

EQUAL PARTICIPATION IN DRAFTING

14.
The parties have equally participated in the drafting of the within Agreement, each having had the opportunity to be independently represented by counsel. The Inventor and Exelar acknowledge that O'Neill & Taylor PLLC have acted solely for OPCO in connection with the preparation, negotiation and execution of this Agreement and the Inventor and Exelar have been advised to obtain the advice of their independent legal counsel in entering into this Agreement.

CLOSING

15.
Closing shall take place at the offices of OPCO forthwith on execution of this Agreement. At the closing, OPCO shall deliver the Shares to Exelar, OPCO shall deliver the promissory notes referred to in Paragraph 4 of this Agreement to the Inventor and the Inventor and Exelar shall deliver the assignments of Patents referred to in Paragraph 5 of this Agreement.

TIME OF THE ESSENCE

16.	Time shall be of the essence of this Agreement and all provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed under their corporate seals and the hands of their proper officers duly authorized in that behalf.

SIGNED, SEALED AND DELIVERED	)
BY LEN REIFFEL	)
in the presence of:	)
)
)
)
Signature	)
)
	)	LEN REIFFEL
Name	)
)
)
Address	)
)
)
)

EXELAR CORPORATION By its authorized signatory:

Name Title

EXELAR MEDICAL CORPORATION By its authorized signatory:

Name Title

SCHEDULE A

PATENTS AND PATENT APPLICATIONS

1.	US Provisional 60/506,792 "HYDRA"

2.	US Provisional 60/472,080 "SOCC"

3.	US Patent 5,974,112--"SHIELD"

4..	European Patent Appln No 98960301.4 "SHIELD-EPO"

Items 1 and 2 above are two provisional patents and are part of the Patents under this Agreement. In the event of an event of default under the Promissory Note, after all cure periods, OPCO will promptly re-convey free and clear ownership to items 3 and 4 to Inventor.

SCHEDULE D
To
Technology Acquisition and Funding Agreement
Among Exelar Corporation and
TSI Medical Corp. and OPCO
Dated March 22, 2004

SHAREHOLDERS AGREEMENT

SHAREHOLDERS AGREEMENT

THIS AGREEMENT dated for reference the • day of March, 2004.

AMONG:

TSI MEDICAL CORP.
a Nevada corporation
("TSI")

OF THE FIRST PART

AND:

EXELAR CORPORATION,
a Delaware corporation
("Exelar")

OF THE SECOND PART

AND:

EXELAR MEDICAL CORPORATION
a Nevada corporation
(the "Corporation")

OF THE THIRD PART

WHEREAS:

A.                    TSI and Exelar (collectively the "Shareholders") are all of the shareholders of the Corporation, a Nevada close corporation, governed by Nevada Revised Statutes 78A.

B.                    The Shareholders are entering into this Agreement to regulate the exercise of the corporate power and the management of the business and affairs of the Corporation and the relationship between the parties as shareholders.

C.                    The Shareholders intend that this Agreement shall be a shareholders agreement within the meaning of Section 78A.070 of the Nevada Revised Statutes and be binding on the Corporation and its directors.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the foregoing and of the mutual covenants and agreements hereinafter contained, and of $1.00 now paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby

1

acknowledged, and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:

1..                     Definitions. The following terms will have the following meanings for all purposes of this Agreement.

(a)	"Agreement" shall mean this Agreement, and all schedules and amendments to in the Agreement.

(b)	"Budget" means the budget that is attached as Schedule E to the Technology Acquisition and Funding Agreement;

(c)	"Common Stock" means the common stock of the Corporation, par value $0.001 per share.

(d)	"Corporation" shall mean Exelar Medical Corporation, a Nevada corporation.

(e)
"Technology Acquisition and Funding Agreement" means the agreement among the parties with respect to the acquisition of Technology by and funding of the Corporation being executed concurrent with this Agreement.

2.                     Agreement to Vote. Each of the Shareholders, as holders of Common Stock, hereby agrees on behalf of itself and any transferee or assignee of any such shares of the Common Stock, to hold all of the shares of Common Stock registered in its name (and any securities of the Corporation issued with respect to, upon conversion of, or in exchange or substitution of the Common Stock, and any other voting securities of the Corporation subsequently acquired by such Party) (hereinafter collectively referred to as the "Covered Shares") subject to, and to vote the Covered Shares at a regular or special meeting of Shareholders (or by written consent) in accordance with, the provisions of this Agreement.

3.                    Board Size. The holders of Covered Shares shall vote at a regular or special meeting of Shareholders (or by written consent) such shares that they own (or as to which they have voting power) to ensure that the size of the Board shall be set and remain at five (5) directors;

4.                    Election of Directors. In any election of directors of the Corporation, the Shareholders shall each vote at any regular or special meeting of Shareholders (or by written consent) such number of shares of Common Stock then owned by them (or as to which they then have voting power) as may be necessary to elect two (2) directors nominated by TSI and three (3) directors nominated by Exelar. Any subsidiaries of the Corporation shall also have Boards of Directors comprised the same way, except that they shall be selected by the Board of the Corporation.

5.                    Removal. Any director of the Corporation may be removed from the Board in the manner allowed by law and the Corporation's Certificate of Incorporation and Bylaws, but with respect to a director designated pursuant to Section 4 above, only upon the vote or written consent of the Shareholder entitled to designate such director. Upon any such removal, the Shareholders shall vote on behalf of a successor director based on the nomination of the party whose director was removed.

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6.                    Quorum. During the term of this agreement, the quorum for a meeting of the Board of Directors shall be four directors and no business shall be conducted unless four directors are present.

7.                    Prohibitions. The parties agree that during the term of this Agreement, the Corporation will not without the prior written consent of TSI and Exelar:

(i)	alter or change the Corporation's Articles of Incorporation or Bylaws;

(ii)	authorize or designate any equity security (or security convertible into an equity security such as a warrant, option or convertible instrument) other than the Common Stock;

(iii)	increase the number of shares of capital stock reserved for issuance under, or authorize the creation of any employee, officer, director or consultant stock purchase or stock option plan;

(iv)	change the size of the Board of Directors;

(v)	increase or decrease the total number of authorized shares of Common Stock or any other class of stock;

(vi)	incur borrowings or other indebtedness individually or in the aggregate in excess of $50,000, excluding trade payables incurred in the ordinary course of business;

(vii)	pay or declare any dividend or distribution on, or redeem, repurchase, or otherwise acquire, any shares of capital stock (or make any payment or set aside a sinking fund for such purpose);

(viii)	make loans or advances except in the ordinary course of business;

(ix)
approve any merger or consolidation of the Corporation or any sale of all or substantially all of the assets of the Corporation or approve or facilitate any other event resulting in a change in control of the Corporation;

(x)	mortgage or pledge, or create a security interest in, or otherwise dispose of any material asset;

(xi)	form or constitute any audit, compensation, executive or other committee of the Board;

(xii)
authorize any action that results in any voluntary bankruptcy, assignment for the benefit of creditors, acceleration of third party obligations, assignment for the benefit of creditors, confession of judgment, dissolution or liquidation of the Corporation or any reclassification of the Corporation's capital stock;

3

(xiii)	hire or fire the CEO, COO, CFO or any other officer having similar responsibilities;

(xiv)	enter into any transaction with an affiliate;

(xv)	incur capital expenditures in excess of $250,000 in any calendar year; or

(xvi)	pay total compensation to any officer, director or employee of the Corporation (other than as provided in the Budget) including the granting of any option, warrant or other convertible security.

8.                   Legend on Share Certificates. Each certificate representing any Covered Shares shall be endorsed by the Corporation with a legend reading substantially as follows:

"The shares evidenced hereby are subject to a Shareholder Agreement (a copy of which may be obtained upon written request from the issuer), and by accepting any interest in such shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of said Shareholder Agreement."

9.                   No Liability for Election of Recommended Directors. Neither the Corporation, the parties, nor any officer, director, Shareholder, partner, employee or agent of such Party, makes any representation or warranty as to the fitness or competence of the nominee of any Party hereunder to serve on the Corporation's Board by virtue of such Party's execution of this Agreement or by the act of such Party in voting for such nominee pursuant to this Agreement. The Corporation's by-laws and certificate of incorporation shall have the broadest indemnification provisions possible for directors and the Board shall purchase, to the extent feasible and cost effective, directors and officers liability insurance policies.

10.                  Grant of Proxy. Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

11.                  Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

4

12.                  Execution by the Corporation. The Corporation, by its execution in the space provided below, agrees that it will cause the certificates evidencing the Covered Shares to bear the legend required by Section 8 herein, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Corporation upon written request from such holder to the Corporation at its principal office. The parties hereto do hereby agree that the failure to cause the certificates evidencing the Covered Shares to bear the legend required by Section 8 herein and/or failure of the Corporation to supply, free of charge, a copy of this Agreement as provided under this Section 12 shall not affect the validity or enforcement of this Agreement.

13.                  Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

14.                  Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent prepaid registered or certified mail, return receipt requested, addressed to the other Parties at the addresses shown below or at such other addresses for which such Party gives notice hereunder. Such notice shall be deemed to have been given three (3) days after deposit in the mail.

15.
Term. This Agreement shall terminate and be of no further force or effect upon (a) the termination of TSI's funding obligations or exercise of other remedies by Exelar under paragraph 12.3 of the Technology Acquisition and Funding Agreement, (b) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation or a sale of all or substantially all of the assets of the Corporation, (c) February 15, 2010 or (d) the written consent of all the parties.

Notwithstanding any termination of this Agreement, if at any time after the termination of this Agreement either of TSI or Exelar (or their transferees, successors or assigns) (a "Seller") desires to sell all or any part of the Covered Shares owned by such Seller to any person or entity other than the Corporation or the other shareholder (the "Buyer"), TSI (if it is not the Seller) or Exelar if it is not the Seller) (the "Tagger") shall have the right to sell to the Buyer, as a condition to such sale by the Seller at the same price per share and on the same terms and conditions as the proposed sale by the Seller, the number of Covered Shares equal to the product of (i) the aggregate number of Covered Shares proposed to be sold by the Seller multiplied by (ii) a fraction with a numerator equal to the number of Covered Shares that Seller owns and a denominator equal to the total number of Covered Shares owned by such Seller and each Tagger who wishes to exercise tag-along rights in accordance with this section. Prior to any such proposed sale, such Seller shall deliver to the Tagger and to the Corporation a notice of proposed sale (the "Notice"), which discloses the identity of the Buyer, the Covered Shares proposed to be sold, the total number of Covered Shares owned by the Seller, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. If the Tagger wishes to so participate in any sale under this section 15, it shall notify the Seller in writing of such intention as soon as practicable after such holder's receipt of the Notice, and in any event within twenty days after the date the Notice was received. Prior to the sale of any Covered Shares to be sold by Seller and/or Tagger hereunder, such person shall deliver to the Corporation (in a form reasonably acceptable to the Corporation) a written

5

agreement of the proposed Buyer agreeing to become a party to this Agreement as a Shareholder.

Notwithstanding any termination of this Agreement, (a) in the event that Shareholders owning a majority of the Covered Shares on a fully-diluted as if converted basis (the "Majority") desires to sell all or in excess of 50% of their Covered Shares pursuant to a binding agreement with a non-affiliate in an arm's length transaction for an all cash non-contingent price (the "Offer"), the Majority shall send to the other Shareholders (the "Others") a written notice of the price, terms and conditions of the Offer, a copy of the Offer, the name, address and business of the proposed purchaser ("Buyer"), and such other information concerning the Buyer as the Others may reasonably require.

In the event that the Offer requires that the Others sell the same percentage of its Shares to be sold by the Majority pursuant to the Offer (the "Drag-Along Shares"), or the Majority believes in its reasonable opinion that the Offer would be enhanced if the Others sold the Drag-Along Shares (the "Drag-Along"), then the Majority shall provide written notice to the Others of the Drag-Along. The Others (including their transferees) shall be obligated to sell the Drag-Along Shares on the same economic terms and conditions as the Majority sells its Shares pursuant to the Offer.

If at any time a bona fide offer from an unaffiliated third party is made to the Corporation to purchase the Corporation, whether by merger, consolidation, sale of all or substantially all of the assets of the Corporation or a sale of all or substantially all of the capital stock of the Corporation, in one transaction or a series of transactions for a purchase price at least 90% in cash (an "Approved Sale") and the Approved Sale is approved by the Majority, each Shareholder will consent to and raise no objections to the Approved Sale, and (a) if the Approved Sale is structured as a sale of stock, each Shareholder will agree to sell, and will sell, all of such holder's equity securities in the Corporation on the terms and conditions (including any escrow or indemnification provisions) approved by the holders of a majority of the voting power of the Corporation, (b) if the Approved Sale is structured as a merger or consolidation, each Shareholder will vote in favor thereof and will not exercise any dissenters' rights of appraisal such Shareholder may have under law, including Delaware Corporation law and (c) if the Approved Sale is structured as a sale of all or substantially all of the assets of the Corporation and a subsequent dissolution and liquidation of the Corporation, each Shareholder will vote in favor thereof and will vote in favor of the subsequent dissolution and liquidation of the Corporation. Each Shareholder will take all necessary actions in connection with consummation of the Approved Sale as are reasonably requested by the holders of a majority of the voting power of the Corporation. The Corporation and each Shareholder hereby agree to cooperate fully in any Approved Sale and not to take any action prejudicial to or inconsistent with such Approved Sale. Without limiting the generality of the foregoing, each Shareholder will, upon request, deliver an executed instrument of transfer with respect to their equity securities in the Corporation in escrow (pending receipt of the purchase price therefor) to counsel for the Corporation.

6

16.                  Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

17.                  Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Party or Parties benefited by such term. Any amendment or waiver so effected shall be binding upon the Parties hereto.

18.                  Stock Splits, Stock Dividends, etc. In the event of any issuance of shares of the Corporation's voting securities hereafter to any of the Parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 8.

19.                  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

20.                  Resale or Transfer. During the currency of this Agreement, Exelar and TSI shall not transfer and the Company shall not approve a transfer of any of the Covered Shares without the written approval of the other.

21.                  Binding Effect. In addition to any restriction or transfer that may be imposed by any other agreement by which any Party hereto may be bound, this Agreement shall be binding upon the Parties, their respective heirs, successors, assigns and transferees of any of the Covered Securities affected hereby and to such additional individuals or entities that may become Shareholders of the Corporation and that desire to become Parties hereto; provided that for any such transfer to be deemed effective, the transferee shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee reasonably acceptable to the Corporation, such transferee shall be deemed to be a Party hereto as if such transferee's signature appeared on the signature pages hereto. By their execution hereof or any Adoption Agreement, each of the Parties hereto appoints the Corporation as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder.

21.                  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of law principles thereof. All actions brought to interpret or enforce this Agreement shall be exclusively brought either in the courts located in Seattle, Washington or in Chicago, Illinois and each party waives any defenses regarding lack of personal jurisdiction, lack of venue or forum non conveniens.

22.                  Entire Agreement. This Agreement is intended to be the sole agreement of the Parties as it relates to this subject matter and does hereby supersede all other agreements of the Parties relating to the subject matter hereof.

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23.                  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

EXELAR CORPORATION a Delaware corporation by its authorized signatory:

Signature of Authorized Signatory

Name of Authorized Signatory

Position of Authorized Signatory

TSI MEDICAL CORP. a Nevada corporation by its authorized signatory:

Signature of Authorized Signatory

Name of Authorized Signatory

Position of Authorized Signatory

EXELAR MEDICAL CORPORATION a Nevada corporation by its authorized signatory:

Signature of Authorized Signatory

Name of Authorized Signatory

Position of Authorized Signatory

8

SCHEDULE A
ADOPTION AGREEMENT

This Adoption Agreement ("Adoption Agreement") is executed by the undersigned (the "Transferee") pursuant to the terms of that certain Shareholders Agreement dated as of ________, _______ (the "Agreement") by and among the Corporation and certain of its Shareholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

(a)         Acknowledgment. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Corporation (the "Stock"), subject to the terms and conditions of the Agreement.

(b)         Agreement. Transferee (i) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a Party thereto.

(c)         Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee's signature below.

SIGNED, SEALED AND DELIVERED by the Transferee in the presence of:

Signature of Witness	Signature of Transferee

Name of Witness

Address of Witness

SCHEDULE E
To
Technology Acquisition and Funding Agreement
Among Exelar Corporation and
TSI Medical Corp. and OPCO
Dated March 22, 2004

BUDGET

EXELAR MEDICAL

BUDGET

	Sources & Uses			Funding
		1	2	3	4	5
Sources
-	proceeds from funding by TSI	$325,000	$575,000	$1,550,000	$1,000,000	$1,300,000

	Total Sources	$325,000	$575,000	$1,550,000	$1,000,000	$1,300,000

Uses
-	NMTB Contract Buyout	$50,000	$50,000	$50,000	$0	$0
-	Purchase of IP		$200,000	$300,000	$0	$0
Corporate Uses
-	Selling, General &	$113,000	$119,000	$255,000	$153,000	$200,000
	Administrative
-	Clinical Studies & Research	$156,000	$200,000	$262,000	$259,000	$335,000
-	Capital Expenditures	$6,000	$6,000	$36,000	$36,000	$47,000
-	Reserve	$0	$0	$647,000	$552,000	$718,000

	Total Uses	$325,000	$575,000	$1,550,000	$1,000,000	$1,300,000

SCHEDULE F
To
Technology Acquisition and Funding Agreement
Among Exelar Corporation and
TSI Medical Corp. and OPCO
Dated March 22, 2004

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of the 15th day of March, 2004

BETWEEN:

Exelar Medical Corporation of NV

(the "Corporation")

OF THE FIRST PART

AND:

LEN REIFFEL, of 602 Deming Place, Chicago, II 60614

(the "Employee")

OF THE SECOND PART

WHEREAS:

A.                    The Corporation wishes to engage the services of the Employee to act as Chairman and Chief Technical Officer of the Corporation.

B.                    The Employee has agreed to accept such engagement upon the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and the mutual covenants herein contained the parties agree as follows:

1.                    The Corporation hereby appoints the Employee to the position of Chairman of the Board and Chief Technical officer of the Corporation and retains him to supervise and deal with the following responsibilities:

(a) Perform the usual duties of Chairman of the Board

(b) Assemble the Corporation's staff

(c) Manage the Corporation's technical activities

(d) In concert with other key officers and interested parties, devise and implement product development and commercialization strategies for the company's technology

(e) Represent the company, as appropriate, in scientific, public-relations, financial and other contexts.

(f) Protect and enhance, where possible, the Intellectual Property of the Corporation.

2.                    This Agreement shall be for an initial term of three (3) years commencing on the date of this Agreement and shall be automatically renewed at the end of each term for an additional one (1) year unless notice to the contrary is given by either the Corporation or the Employee to the other at least six months prior to the expiration of any term.

3.                    The remuneration payable to the Employee shall be $175,000 per year payable monthly in two equal payments on the 15th day and last business day of each month commencing on the date of this Agreement.

4.                    In addition to the compensation provided for in paragraph 3, the Employee shall be entitled to such stock options as may be approved by the Board of Directors of the Corporation and shall be entitled to participate in any employee share purchase or benefit plans as may from time to time be established by the Board of Directors of the Corporation.

5.                    The Employee shall not, during the term of his employment or at any time thereafter, disclose to any person, firm or corporation any information concerning the business or affairs of the Corporation which the Employee may have acquired in the course of or incidental to his employment or otherwise for his own benefit or to the detriment or intended or probable detriment of the Corporation.

6.                    The Employee shall at all times abide by all directions given by the Board of Directors of the Corporation.

7.                    Any notice required to be given under this Agreement shall be in writing and delivered or sent from a post office by prepaid ordinary post addressed to the Employee and to the Corporation at the addresses set out as aforesaid. Any notice shall be deemed given when personally delivered or on the second business day following the day of mailing when mailed.

8.                    This Agreement is a personal service contract and may not be assigned or transferred by the Employee. It is understood that employee has certain other business interests. Employee is permitted to reasonably engage in such other activities so long as such activities do not involve a conflict of interest or interfere with employee's satisfactory discharge of his duties and responsibilities as defined in Section 1

9.                    Notwithstanding Section 2, the Corporation may, terminate the employee for Cause (as defined herein) and the Employee may terminate this Agreement for Good Reason (as defined herein).

10.                   The term "Cause" shall mean: (i) any willful violation by Employee of any material provision of this Agreement causing demonstrable and serious injury to the Corporation; (ii) embezzlement by Employee of funds or property of the Corporation; (iii) fraud or willful misconduct on the part of Employee in the performance of his duties as an employee of the Corporation, or gross negligence on the part of Employee in the performance of his duties as an employee of the Corporation causing demonstrable and serious injury to the Corporation,; or (iv) a felony conviction of Employee based on the actual conduct of the Employee, provided that Cause shall not be deemed to have occurred under sections (i) and (iii) hereof unless the Corporation has given written notice which notice describes in detail the breach asserted and stating that it constitutes notice pursuant to this section, and which breach, if capable of being cured, has not been cured within 60 days after such notice or such longer period of time if Employee proceeds with due diligence not later than ten days after such notice to cure such breach.

11.                   The term "Good Reason" shall mean (i) any breach by the Corporation of any material provision of this Agreement, including, without limitation, the assignment to the Employee of duties inconsistent with his position specified in this Agreement; (ii) relocation of Employee's offices in excess of 20 miles from its current headquarters office location; or (iii) a substantial and continued reduction in the level of support, services, staff, secretarial, office space and accoutrements to a level below which is reasonably necessary or the performance of Employee's duties hereunder, consistent with that of other key Employee employees.

12.                   Upon a termination for Cause, the Corporation shall pay Employee his Base and benefits including vacation pay through the date of termination of employment; and Employee shall receive no severance hereunder. Upon a termination for Good Reason, the Corporation shall immediately pay Employee his remaining base salary for the balance of the term and continue the other benefits in place for the balance of the term.

13.                    The Corporation shall indemnify and hold harmless Employee to the full extent authorized or permitted by law with respect to any claim, liability, action or proceeding instituted or threatened against or incurred by Employee or his legal representatives and arising in connection with Employee's conduct or position at any time as a director, officer, employee or agent of the Corporation or any subsidiary thereof. The Corporation shall not change, modify, alter or in any way limit the existing indemnification and reimbursement provisions relating to and for the benefit of its directors and officers without the prior written consent of the Employee, including any modification or limitation of any directors and officers liability insurance policy.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

14.                    This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada irrespective of conflict of laws principles. All actions brought to interpret or enforce this Agreement shall be brought in courts located in federal or state Cook County, Illinois.

IN WITNESS WHEREOF the parties have set their hands and seals as of the day and year first above written.

Exelar Medical Corporation By its authorized signatory:

Name Title

SIGNED, SEALED AND DELIVERED BY LEN REIFFEL in the presence of:

Signature of Witness	LEN REIFFEL

Name of Witness

Address of Witness